Exhibit 24

February 25, 2013

TO:    Alyson M. Mount
           Daniel T. Falstad

Re:     Power of Attorney - Form 10-K

Entergy Corporation, referred to herein as the Company, will file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2012, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Company and the undersigned persons, in their respective capacities as directors and/or officers of the Company, as specified in Attachment I, do each hereby make, constitute and appoint Alyson M. Mount and Daniel T. Falstad and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY CORPORATION

By: /s/ Leo P. Denault
Leo P. Denault
Chairman of the Board, Director
and Chief Executive Officer

/s/ Maureen S. Bateman	/s/ Blanche L. Lincoln
Maureen S. Bateman	Blanche L. Lincoln
Director	Director

/s/ Leo P. Denault	/s/ Stewart C. Myers
Leo P. Denault	Stewart C. Myers
Chairman of the Board, Director and Chief Executive Officer	Director

/s/ Alexix M. Herman	/s/ William A. Percy, II
Alexis M. Herman	William A. Percy, II
Director	Director

/s/ Gary W. Edwards	/s/ W. J. Tauzin
Gary W. Edwards	W. J. “Billy” Tauzin
Director	Director

/s/ Donald C. Hintz	/s/ Steven V. Wilkinson
Donald C. Hintz	Steven V. Wilkinson
Director	Director

/s/ Stuart L. Levenick	/s/ Andrew S. Marsh
Stuart L. Levenick	Andrew S. Marsh
Director	Executive Vice President and Chief Financial Officer

ATTACHMENT I

Entergy Corporation

Chairman of the Board, Director and Chief Executive Officer – Leo P. Denault (principal executive officer)
Executive Vice President and Chief Financial Officer – Andrew S. Marsh (principal financial officer)

Directors – Maureen S. Bateman, Leo P. Denault, Gary W. Edwards, Alexis M. Herman, Donald C. Hintz, Stuart L. Levenick, Blanche L. Lincoln, Stewart C. Myers, William A. Percy, II,  W. J. “Billy” Tauzin, and Steven V. Wilkinson

February 25, 2013

TO:     Alyson M. Mount.
            Daniel T. Falstad

Re:      Power of Attorney - Form 10-K

Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc. and System Energy Resources, Inc. (collectively referred to herein as the Companies) will each file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2012, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Companies and the undersigned persons, in their respective capacities as directors and/or officers of the Companies, as specified in Attachment I, do each hereby make, constitute and appoint Alyson M. Mount and Daniel T. Falstad and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY ARKANSAS, INC.
ENTERGY GULF STATES LOUISIANA, L.L.C.
ENTERGY LOUISIANA, LLC
ENTERGY MISSISSIPPI, INC.
ENTERGY NEW ORLEANS, INC.
ENTERGY TEXAS, INC.
SYSTEM ENERGY RESOURCES, INC.

/s/ Hugh T. McDonald	/s/ Theodore H. Bunting, Jr.
Hugh T. McDonald Director, Chairman of the Board, President and Chief Executive Officer of Entergy Arkansas, Inc.
Theodore H. Bunting, Jr.,
Director of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Texas, Inc.

/s/ Phillip R. May, Jr.	/s/ Andrew S. Marsh
Phillip R. May, Jr. Director, Chairman of the Board, President and Chief Executive Officer of Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC	Andrew S. Marsh Director of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy Texas, Inc., and System Energy Resources, Inc.

/s/ Haley R. Fisackerly	/s/ Mark T. Savoff
Haley R. Fisackerly Director, Chairman of the Board, President and Chief Executive Officer of Entergy Mississippi, Inc.	Mark T. Savoff Director of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., and Entergy Texas, Inc.

/s/ Charles L. Rice, Jr.	/s/ Steven C. McNeal
Charles L. Rice, Jr. Director, Chairman of the Board, President and Chief Executive Officer of Entergy New Orleans, Inc.	Steven C. McNeal Director of System Energy Resources, Inc.

/s/ Sallie T. Rainer	/s/ Wanda C. Curry
Sallie T. Rainer Director, Chair of the Board, President and Chief Executive Officer of Entergy Texas, Inc.	Wanda C. Curry Vice President, Chief Financial Officer - Nuclear Operations of System Energy Resources, Inc.

/s/ Jeffrey S. Forbes
Jeffrey S. Forbes Director, Chairman of the Board, President and Chief Executive Officer of System Energy Resources, Inc.

ATTACHMENT I

Entergy Arkansas, Inc.

Chairman of the Board, President and Chief Executive Officer – Hugh T. McDonald (principal executive officer).

Directors – Hugh T. McDonald, Theodore H. Bunting, Jr., Andrew S. Marsh and Mark T. Savoff

Entergy Gulf States Louisiana, L.L.C.

Chairman of the Board, President and Chief Executive Officer – Phillip R. May, Jr. (principal executive officer).

Directors – Phillip R. May, Jr., Theodore H. Bunting, Jr., Andrew S. Marsh and Mark T. Savoff

Entergy Louisiana, LLC

Chairman of the Board, President and Chief Executive Officer – Phillip R. May, Jr. (principal executive officer).

Directors - Phillip R. May, Jr., Theodore H. Bunting, Jr., Andrew S. Marsh and Mark T. Savoff

Entergy Mississippi, Inc.

Chairman of the Board, President and Chief Executive Officer – Haley R. Fisackerly (principal executive officer).

Directors – Haley R. Fisackerly, Theodore H. Bunting, Jr., Andrew S. Marsh and Mark T. Savoff

Entergy New Orleans, Inc.

Chairman of the Board, President and Chief Executive Officer – Charles L. Rice, Jr. (principal executive officer).

Directors - Charles L. Rice, Jr., Theodore H. Bunting, Jr. and Mark T. Savoff

Entergy Texas, Inc.

Chair of the Board, President and Chief Executive Officer – Sallie T. Rainer (principal executive officer).

Directors – Sallie T. Rainer, Theodore H. Bunting, Jr., Andrew S. Marsh and Mark T. Savoff

System Energy Resources, Inc.

Chairman of the Board, President and Chief Executive Officer – Jeffrey S. Forbes (principal executive officer);
Vice President and Chief Financial Officer - Nuclear Operations – Wanda C. Curry (principal financial officer).

Directors – Jeffrey S. Forbes, Andrew S. Marsh and Steven C. McNeal